Exhibit 99.1

NEWS RELEASE

Investor Contact:
James Perry, Vice President and Treasurer
Trinity Industries, Inc.
214/589-8412

FOR IMMEDIATE RELEASE

Trinity Industries, Inc. Reports Strong Fourth Quarter Results and Record Annual Revenues
and Net Income

DALLAS – February 21, 2007 – Trinity Industries, Inc. (NYSE:TRN) today reported earnings from continuing operations of $57.8 million, or $0.73 per common diluted share for the fourth quarter ended December 31, 2006. Earnings from continuing operations for the same quarter of 2005 were $40.2 million, or $0.52 per common diluted share. Revenues for the fourth quarter of 2006 increased 15 percent to $835.0 million compared to revenues of $727.0 million for the same period in 2005.

Net income for the fourth quarter of 2006 was $56.5 million, or $0.71 per common diluted share compared with net income of $25.4 million or $0.33 per common diluted share for the same quarter of 2005. Included in the earnings per share for the fourth quarter of 2006 was a favorable $0.05 per common diluted share due to lower than anticipated state taxes.

For the year ended December 31, 2006, the Company reported earnings from continuing operations of $215.5 million, or $2.72 per common diluted share, compared with earnings from continuing operations of $110.5 million or $1.44 per common diluted share for 2005. For the year ended December 31, 2006, the Company reported net income of $230.1 million, or $2.90 per common diluted share, compared with net income of $86.3 million or $1.13 per common diluted share for 2005. Revenues for the year ended December 31, 2006 increased 19 percent to $3,218.9 million compared to revenues of $2,709.7 million for 2005.

“The fourth quarter capped a strong year of revenue and earnings growth for Trinity,” said Timothy R. Wallace, Trinity’s Chairman, President, and CEO. “All of our businesses achieved higher revenues. We continue to grow a diversified portfolio of businesses and are achieving operational efficiencies in several of our businesses. Our markets remain healthy and we have positioned our businesses to take advantage of the opportunities in those markets.”

Trinity received orders for 10,093 railcars during the fourth quarter and shipped 6,300 railcars. Trinity’s North American railcar order backlog rose to approximately 35,930 at December 31, the highest level in the Company’s history. This represents an increase of more than 3,700 railcars from the September 30, 2006 order backlog and an increase of more than 17,100 railcars from the December 31, 2005 railcar order backlog.

The Company continues to grow its railcar leasing business. Trinity increased its lease fleet during the fourth quarter bringing the fleet total to approximately 30,550 at December 31, 2006. This compares to approximately 24,900 at December 31, 2005 and approximately 20,300 at December 31, 2004. “We continue to invest in our railcar lease fleet which provides multiple benefits to the Company,” Wallace said.

“The Inland Barge Group’s backlog grew to approximately $464 million at December 31, 2006, enabling long-term production planning and operational efficiencies,” Wallace concluded.

Trinity Industries, Inc., with headquarters in Dallas, Texas, is a holding company of diversified industrial companies with market-leading positions. Trinity reports five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Energy Equipment Group. Trinity’s web site may be accessed at www.trin.net.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year.

- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Income Statement
(in millions, except per share amounts)

	Three Months Ended December 31,
	2006	2005
Revenues	$835.0	$727.0
Operating profit	$98.0	$70.4
Other expense	10.4	10.2

Income from continuing operations before income taxes	87.6	60.2
Provision for income taxes	29.8	20.0

Income from continuing operations	57.8	40.2
Discontinued operations:
Loss on sale of discontinued operations, net of benefit for income taxes of $1.1	(0.6)	—
Loss from discontinued operations, net of benefit for income taxes of $(0.8) and $(3.8)	(0.7)	(14.8)

Net income	56.5	25.4
Dividends on Series B preferred stock	—	(0.8)

Net income applicable to common shareholders	$56.5	$24.6

Net income (loss) applicable to common shareholders per common share (1):
Basic:
Continuing operations	$0.74	$0.55
Discontinued operations	(0.02)	(0.21)

	$0.72	$0.34

Diluted:
Continuing operations	$0.73	$0.52
Discontinued operations	(0.02)	(0.19)

	$0.71	$0.33

Weighted average number of shares outstanding:
Basic	77.8	72.0
Diluted	79.5	77.9

(1) Earnings per share information has been adjusted to reflect the 3-for-2 stock split.
Trinity Industries, Inc.
Condensed Consolidated Income Statement
(in millions, except per share amounts)

	Year Ended December 31,
	2006	2005
Revenues	$3,218.9	$2,709.7
Operating profit	$382.6	$204.1
Other expense	34.1	28.0

Income from continuing operations before income taxes	348.5	176.1
Provision for income taxes	133.0	65.6

Income from continuing operations	215.5	110.5
Discontinued operations:
Gain on sale of discontinued operations, net of provision for income taxes of $12.2	20.4	—
Loss from discontinued operations, net of benefit for income taxes of $(1.7) and $(8.3)	(5.8)	(24.2)

Net income	230.1	86.3
Dividends on Series B preferred stock	—	(3.2)

Net income applicable to common shareholders	$230.1	$83.1

Net income (loss) applicable to common shareholders per common share(1):
Basic:
Continuing operations	$2.80	$1.51
Discontinued operations	0.19	(0.34)

	$2.99	$1.17

Diluted:
Continuing operations	$2.72	$1.44
Discontinued operations	0.18	(0.31)

	$2.90	$1.13

Weighted average number of shares outstanding:
Basic	76.9	71.0
Diluted	79.3	76.7

(1)	Earnings per share information has been adjusted to reflect the 3-for-2 stock split.

Trinity Industries, Inc.
Condensed Segment Data
(in millions)

	Three Months Ended
	December 31,
Revenues:	2006	2005
Rail Group	$537.4	$491.6
Construction Products Group	167.1	155.9
Inland Barge Group	105.5	81.7
Energy Equipment Group	97.1	74.9
Railcar Leasing and Management Services Group	114.2	58.6
All Other	15.7	12.0
Eliminations	(202.0)	(147.7)

Total Consolidated	$835.0	$727.0

	Three Months Ended
	December 31,
Operating profit (loss):	2006	2005
Rail Group	$66.8	$53.7
Construction Products Group	12.0	10.9
Inland Barge Group	15.5	9.0
Energy Equipment Group	9.2	10.5
Railcar Leasing and Management Services Group	40.2	16.3
All Other	(1.5)	0.1
Corporate	(11.1)	(9.6)
Eliminations	(33.1)	(20.5)

Total Consolidated	$98.0	$70.4

Trinity Industries, Inc.
Condensed Segment Data
(in millions)

	Year Ended December 31,
Revenues:	2006	2005
Rail Group	$2,142.6	$1,816.3
Construction Products Group	695.3	621.6
Inland Barge Group	371.2	240.7
Energy Equipment Group	336.5	234.8
Railcar Leasing and Management Services Group	303.7	203.7
All Other	55.2	43.8
Eliminations	(685.6)	(451.2)

Total Consolidated	$3,218.9	$2,709.7

	Year Ended December 31,
Operating profit (loss):	2006	2005
Rail Group	$253.9	$135.0
Construction Products Group	61.5	55.3
Inland Barge Group	44.5	15.7
Energy Equipment Group	45.7	31.9
Railcar Leasing and Management Services Group	106.5	55.8
All Other	(8.8)	(4.2)
Corporate	(37.9)	(35.0)
Eliminations	(82.8)	(50.4)

Total Consolidated	$382.6	$204.1

Trinity Industries, Inc.
Condensed Consolidated Balance Sheet
(in millions)

	December 31,	December 31,
	2006	2005
Cash and equivalents	$311.5	$136.0
Accounts receivable	252.5	218.7
Inventories	528.9	408.5
Net property, plant, and equipment, at cost (1)	1,590.3	1,079.2
Other assets	742.4	744.1

	$3,425.6	$2,586.5

Accounts payable and accrued liabilities	$655.8	$595.8
Debt (2)	1,198.9	689.0
Deferred income	42.9	45.2
Other liabilities	124.5	83.4
Series B preferred stock	—	58.7
Stockholders’ equity	1,403.5	1,114.4

	$3,425.6	$2,586.5

(1) Property, Plant, and Equipment
Corporate/Manufacturing:
Property, plant, and equipment	$943.1	$861.7
Accumulated depreciation	(564.6)	(549.6)

	378.5	312.1

Leasing:
Equipment on lease	1,511.4	964.9
Machinery	35.2	33.4
Accumulated depreciation	(163.9)	(145.9)

	1,382.7	852.4

Deferred profit on railcars sold to the Leasing Group	(170.9)	(85.3)

	$1,590.3	$1,079.2

(2) Debt
Corporate/Manufacturing — Recourse
Revolving commitment	$—	$—
Convertible subordinated notes	450.0	—
Senior notes	201.5	300.0
Other	1.8	2.6

	653.3	302.6

Leasing – Recourse
Equipment trust certificates	119.1	130.1

Total recourse	772.4	432.7

Leasing – Non-recourse
Secured railcar equipment note	347.5	—
Warehouse facility	79.0	256.3

	426.5	256.3

	$1,198.9	$689.0

Trinity Industries, Inc.
Reconciliation of EBITDA
(in millions)

“EBITDA” is defined as net income (loss) plus income taxes, interest expense, and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles. The amounts included in the EBITDA calculations, however, are derived from amounts included in the historical statements of operations data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of our operating performance, or as an alternative to operating cash flows as a measure of liquidity. We have reported EBITDA because we regularly review EBITDA as a measure of our ability to incur and service debt. In addition, we believe our debt holders utilize and analyze our EBITDA for similar purposes. We also believe EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented in this press release may not always be comparable to similarly titled measures by other companies due to differences in the components of the calculation.

	Three Months Ended December 31,
	2006	2005
Income from continuing operations	$57.8	$40.2
Add:
Provision for income taxes	29.8	20.0
Depreciation and amortization expense	24.3	19.4
Interest expense	17.6	10.3

Earnings from continuing operations before interest expense, income taxes, and depreciation and amortization	$129.5	$89.9

	Year Ended December 31,
	2006	2005
Income from continuing operations	$215.5	$110.5
Add:
Provision for income taxes	133.0	65.6
Depreciation and amortization expense	87.6	76.2
Interest expense	64.1	42.2

Earnings from continuing operations before interest expense, income taxes, and depreciation and amortization	$500.2	$294.5

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